UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – MARCH 25, 2009

TIGER RENEWABLE ENERGY LTD.
(Exact name of Registrant as specified in its charter)

NEVADA	000-51388	84-1665042
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

Sino Favour Centre
1 On Yip Street
Suite 1302
Chai Wan
Hong Kong
 (Address of principal executive offices)

852-3101-7944
(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01:  Entry into a Material Definitive Agreement.

Dated as of March 25, 2009, Tiger Renewable Energy Ltd. (“Tiger”) and Financial Media Net, inc. (“FMN”) shareholder entered into a Letter of intent for the acquisition of 100% of the paid and outstanding shares of Common Stock of FMN. No price for the Common Stock have been establish, the final conditions and price will have to be negotiated, in the next 120 days, following a complete due diligence of FMN by Tiger.

Financial Media Net, Inc. (“FMN”) is a developmental stage financial networking company dedicated to fulfilling the traditional and contemporary needs of the financial community. FMN is in the process of creating an online financial networking community that will be known as www.bullsnbears.com which will provide a unique forum for communication and business networking through an online medium to the various individuals, companies and groups that form the financial community. FMN will also attempt to operate as a financial search engine providing all the pertinent data that its members need in one location.

Item 9.01:	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Letter of intent dated March 25, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIGER RENEWABLE ENERGY LIMITED

Date: March 25, 2009	By:	/s/ Robert Clarke
Robert Clarke
Chief Executive Officer